UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2026

FLASH SPORTS & MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas, Suite 1140

New York, New York 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 390-3880

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FLZH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

Effective as of July 12, 2026, Bradley Nattrass, advised the Flash Sports & Media Holdings, Inc. (the “Company”) that he was resigning from his position as a member of the board of directors (the “Board”) effective immediately. At the time of his resignation, Mr. Nattrass served as the Chairman. Mr. Nattrass did not advise the Company of any dispute or disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies, or practices and Mr. Nattrass will continue to serve as the Company’s Chief Executive Officer.

Effective as of July 12, 2026, David Hsu advised the Company that he was resigning from his position as a member of the Board effective immediately. At the time of his resignation, Mr. Hsu served as the Chair of the Audit Committee and as a member of the Compensation Committee. Ms. Hsu did not advise the Company of any dispute or disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies, or practices.

Effective as of July 12, 2026, James Lowe advised the Company that he was resigning from his position as a member of the Board effective immediately. At the time of his resignation, Mr. Lowe served as the Chair of the Nominating and Corporate Governance Committee. Mr. Lowe did not advise the Company of any dispute or disagreement with the Company, the Company’s management or the Board on any matter relating to the Company’s operations, policies, or practices.

Appointment of Directors

Effective July 14, 2026, the remaining members of the Board acted by unanimous written consent in lieu of a meeting of the Board under Section 141(f) of the DGCL to elect Gary Herman, Rahul Johri and Surendra Ajjarapu to the Board.

Gary Herman

The Board has appointed Mr. Herman to serve as Chair of the Audit Committee. The Board also determined that Mr. Herman satisfies the applicable independence, financial literacy and other requirements for service on the Audit Committee under Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Mr. Herman is a seasoned investor with extensive investment and business experience. Since October 2024, he has served as Chief Executive Officer and Interim Chief Financial Officer of Advent Technologies Holdings, Inc. Since 2021 he has been the Chief Operating Officer of Galloway Capital Partners. From 2005 to 2020, Mr. Herman was affiliated with Arcadia Securities, LLC, a New York-based broker-dealer, and co-managed Strategic Turnaround Equity Partners, LP (Cayman) and its affiliated entities. From January 2011 to August 2013, he co-managed Abacoa Capital Master Fund, Ltd., a global macro-focused investment fund. Earlier in his career, Mr. Herman served as an investment banker with Burnham Securities, Inc. from 1997 to 2002. From 1993 to 1997, he was a Managing Partner of Kingshill Group, Inc., a merchant banking and financial firm with offices in New York and Tokyo. Mr. Herman holds a B.S. in Political Science from the University at Albany, Rockefeller College of Public Affairs & Policy, with minors in Business and Music. Mr. Herman has significant experience serving on the boards of both public and private companies. He also serves on the boards of Advent Technologies Holdings, Inc. (OTCQB: ADNH), SusGlobal Energy Corp. (OTCQB: SNRG) and Wellgistics Health, Inc. (WGRX).

The Board has not yet determined the compensation to be paid to Mr. Herman for his service as a director, and the Company has not entered into any offer letter, director compensation agreement or other compensatory arrangement with Mr. Herman in connection with his appointment. The Company will disclose any material compensation arrangement entered into with Mr. Herman in connection with his appointment, if and when determined.

There are no transactions, relationships or arrangements between Mr. Herman and the Company that would require disclosure under Item 404(a) of Regulation S-K. Further, there are no family relationships among any of the Company’s directors, executive officers and Mr. Herman.

Rahul Johri

On July 14, 2026, the Board appointed Rahul Johri to serve as a member of the Board, effective immediately. Mr. Johri will serve until the Company’s next annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Johri has approximately 35 years of experience in the media, entertainment and sports industries. Mr. Johri currently serves as the founder and principal of Citadel Advisory, an advisory firm focused primarily on media and sports business matters with operations in India and the United Arab Emirates. He also serves as a Senior Advisor to Boston Consulting Group, a Global Advisory Board Member of BraveCF Bahrain, and an advisor to Dubai Sports City. Mr. Johri previously served as President—Business of Zee Entertainment Enterprises Ltd. until March 2024, where he focused on revenue maximization across Zee’s television channels and digital platform, Zee5, and was involved in Zee’s re-entry into the United Arab Emirates through the launch of the ILT20 cricket league. From 2016 to 2020, Mr. Johri served as the first Chief Executive Officer of the Board of Control for Cricket in India, where he oversaw international and domestic cricket operations, the Indian Premier League and the National Cricket Academy. During his tenure, Mr. Johri was involved in the sale of BCCI media rights and the introduction of e-auction processes for cricket media rights. He also served as a member of the International Cricket Council’s Chief Executives’ Committee and participated in a working group relating to the future strategy of world cricket. Prior to joining BCCI, Mr. Johri served from 2001 to 2016 with Discovery Networks South and Southeast Asia, where he held senior leadership roles and was involved in the launch of multiple channels and the localization of international programming into Indian regional languages. Mr. Johri holds an MBA and a B.Sc. degree.

The Board believes Mr. Johri’s extensive experience in media, sports, broadcasting, content commercialization, business development and international operations will provide the Board with valuable perspective as the Company executes its sports and media strategy.

Mr. Johri’s appointment was made in connection with the Company’s ongoing evaluation of Project Topaz and the non-binding term sheet entered into by the Company, Mr. Johri and Super Entertainment Network Private Limited, of which Mr. Johri serves as Managing Director and Chief Executive Officer. The term sheet contemplates, subject to the negotiation and execution of definitive agreements and receipt of applicable approvals, a potential investment by the Company in Super Entertainment Network Private Limited in connection with its proposed channel business transaction. Except for confidentiality and exclusivity obligations, the term sheet is non-binding, and there can be no assurance that the parties will enter into definitive agreements, that any transaction contemplated by the term sheet will be consummated, or that any securities of the Company will be issued in connection therewith.

Pursuant to the term sheet, upon the closing of the Company’s proposed investment in Super Entertainment Network Private Limited, the Company would subscribe for equity in Super Entertainment Network Private Limited, and Mr. Johri and/or his nominee entities would hold an equity interest in Super Entertainment Network Private Limited, subject to the terms and conditions of the definitive agreements. The term sheet also contemplates a potential future exchange right with respect to such subsidiary equity interest, which would be subject to, among other things, achievement of applicable performance milestones, approval by the Company, approval by the Board, applicable valuation and exchange mechanics, compliance with U.S. federal securities laws, SEC rules and regulations, Nasdaq rules and listing standards, the corporate law of the Company’s jurisdiction of incorporation, and receipt of any required stockholder, regulatory or other approvals. The term sheet does not obligate the Company to issue, register or list any securities of the Company or to consummate any exchange.

The Board has not yet determined the compensation to be paid to Mr. Johri for his service as a director, and the Company has not entered into any offer letter, director compensation agreement or other compensatory arrangement with Mr. Johri in connection with his appointment. The Company will disclose any material compensation arrangement entered into with Mr. Herman in connection with his appointment, if and when determined.

Mr. Johri has not been appointed to any committee of the Board at this time.

There are no family relationships between Mr. Johri and any director or executive officer of the Company. Except as described herein, there are no arrangements or understandings between Mr. Johri and any other person pursuant to which Mr. Johri was appointed as a director of the Company. Other than the matters described herein, there are no transactions involving Mr. Johri that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Surendra Ajjarapu

Mr. Ajjarapu is the founder, Chief Executive Officer, and Chairman of Carbonium Core, Inc., a domestic nuclear-grade graphite manufacturer, and the founder and Executive Chairman of Wellgistics Health, Inc. (Nasdaq: WGRX), a healthcare technology and pharmaceutical distribution company. As an entrepreneur and corporate strategist with more than 25 years of leadership experience across the healthcare, biotechnology, renewable energy, and information technology sectors, Mr. Ajjarapu has a track record of capital formation, M&A execution, and building public companies. He holds an M.B.A. in International Finance from the University of South Florida, an M.S. in Environmental Science from South Dakota State University, and a B.Tech. in Civil Engineering from Jawaharlal Nehru Technological University, and completed the Private Equity and Venture Capital Program at Harvard Business School Executive Education. The Board believes Mr. Ajjarapu is qualified to serve as a director based on his experience founding and leading public companies, his capital-markets and M&A expertise, and his operational leadership across multiple industries.

Mr. Ajjarapu will serve as Chairman of the Board and has not been appointed to any committee of the Board at this time.

There are no family relationships between Mr. Ajjarapu and any director or executive officer of the Company. Except as described herein, there are no arrangements or understandings between Mr. Ajjarapu and any other person pursuant to which Mr. Ajjarapu was appointed as a director of the Company, and there are no transactions involving Mr. Ajjarapu that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board has not yet determined the compensation to be paid to Mr. Ajjarapu for his service as a director, and the Company has not entered into any offer letter, director compensation agreement or other compensatory arrangement with Mr. Ajjarapu in connection with his appointment. The Company will disclose any material compensation arrangement entered into with Mr. Herman in connection with his appointment, if and when determined.

Effective as of July 14, 2026, Sonia Lo shall serve as the Chair of the Nominating and Corporate Governance Committee, replacing Mr. Lowe.

Item 7.01. Regulation FD Disclosure

On July 16, 2026, the Company issued a press release announcing the launch of “FLASHSM”, a direct-to-consumer mobile application for live and on-demand cricket content and interactive fan engagement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2026	FLASH SPORTS & MEDIA HOLDINGS, INC.

	By:	/s/ Bradley Nattrass
		Name:	Bradley Nattrass
		Title:	Chief Executive Officer